FIRST AMENDMENT

TO THE

SPECTRUM CONTROL, INC.

1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                WHEREAS, pursuant to Section 8 of the Spectrum Control, Inc. 1996 Non-Employee Directors' Stock Option Plan (the "Plan"), Spectrum Control, Inc. (the "Company") reserved the right to amend the Plan; and

                WHEREAS, in response to the recently revised Statement of Financial Accounting Standards No. 123R, which will require the recognition of stock option expenses beginning in the first fiscal year after June 15, 2005, the Company wishes to amend the Plan to accelerate the vesting of "out-of-the-money" stock options granted under the Plan.

                NOW, THEREFORE, the Plan is hereby amended in the following respects:

                1.     The entire Subsection 4(E)(ii) is hereby deleted and the following is substituted therefor:

    (ii)     If during his or her term of office as a Director a grantee resigns from the Board or is removed from office for cause, any outstanding unvested stock option held by the grantee shall terminate as of the date of resignation or removal, and any outstanding vested stock option held by the grantee shall be exercisable by the grantee at any time prior to the expiration date of such stock option or within three months after the date of resignation or removal of the grantee, whichever is the shorter period;

                2.     A new Subsection 6(C) will be added, as follows:

                       (C) Acceleration of Vesting.

    Notwithstanding any other provision in this Plan, all outstanding stock options with an exercise price in excess of the closing price of the Company's common stock on the NASDAQ National Market on June 20, 2005, will become immediately and fully vested as of that date, whether or not exercisable by their terms.

                The effective date of this amendment is June 20, 2005. In all other respects, the plan remains unchanged.

SPECTRUM CONTROL, INC.

Date: June 24, 2005	By:	/s/ John P. Freeman
John P. Freeman
Senior Vice President and
Chief Financial Officer